UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	November 14, 2005

Coinmach Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-49830	53-0188589

(Commission File Number)	(I.R.S. Employer Identification No.)

303 Sunnyside Boulevard Suite 70, Plainview, New York	11803

(Address of Principal Executive Offices)	(Zip Code)

(516) 349-8555

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     Coinmach Service Corp., the indirect parent of Coinmach Corporation, announced on November 14, 2005 that Coinmach Corporation intends to refinance its senior secured credit facility. The new facility is expected to consist of a $75 million revolving credit facility and a $570 million term loan facility. The $570 million term loan facility would be used to refinance approximately $230 million of existing term debt and, the balance of approximately $340 million, to retire Coinmach Corporation’s 9% Senior Notes due 2010. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.
     The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section `18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.
Item 9. 01 Financial Statements and Exhibits.
     (d) Exhibits
     *99.1 Press Release issued November 14, 2005 entitled “Coinmach Service Corp. Announces Proposed Refinancing of its Senior Credit Facility”

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2005	Coinmach Corporation
	By:	/s/ Robert M. Doyle
		Name:	Robert M. Doyle
		Title:	Chief Financial Officer, Senior Vice President, Secretary and Treasurer